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                                                                    EXHIBIT 23.2

                              Harry B. Sands & Co.
                                 P.O. Box N-624
                                Nassau, Bahamas

                                                                   29 March 2000

Steiner Leisure Limited
Suite 104A,
Saffrey Square,
Nassau, The Bahamas


Dear Sirs:

                      RE: Form Annual Report on Form 10-K


         We hereby consent to the incorporation of the use of our name in the Annual Report on Form 10-K of Steiner Leisure Limited for the year ended December 31, 1999 under the caption "Risk Factors -- We are not a United States Company and, as a Result, there are Special Risks" into Steiner Leisure Limited's previously filed Form S-8 Registration Statements (File nos. 333-39927 and 333-52343).


                                             Yours faithfully,

                                             HARRY B. SANDS & COMPANY

                                             /s/ ARTHUR SELIGMAN
                                             ---------------------------
                                                 Arthur Seligman